Exhibit 4.3

Execution Version

REGISTRATION RIGHTS AGREEMENT

August 13, 2026

among

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY,

ICON PLC

and

BOFA SECURITIES, INC.,
CITIGROUP GLOBAL MARKETS INC.,
HSBC SECURITIES (USA) INC.,
J.P. MORGAN SECURITIES LLC, and
MORGAN STANLEY & CO. LLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of August 13, 2026, among ICON Investments Six Designated Activity Company (“Issuer”), a wholly owned financing subsidiary of ICON plc (the “Company”), BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and each of the other initial purchasers named in Schedule A hereto (collectively, the “Initial Purchasers”) for whom BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting the representatives (the “Representatives”).

This Agreement is made pursuant to the Purchase Agreement, dated August 5, 2026, among the Issuer, the Company and the Representatives (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of (i) $500,000,000 aggregate principal amount of the Issuer’s 5.064% Notes due 2029 (the “2029 Notes”), (ii) $1,000,000,000 aggregate principal amount of the Issuer’s 5.421% Notes due 2031 (the “2031 Notes”) and (iii) $650,000,000 aggregate principal amount of the Issuer’s 5.995% Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes and the 2031 Notes, the “Securities”).  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.          Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2(d) hereof.

“Affiliate” shall have the meaning given to such terms in Rule 405 under the Securities Act.

“Company” shall have the meaning set forth in the preamble, including its successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Offer” shall mean the exchange offer by the Issuer of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean securities issued by the Issuer under the Indenture containing terms substantially identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Securities or the Exchange Securities.

“Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 5 and 6 of this Agreement, the term “Holder” shall include each Participating Broker-Dealer (as defined in Section 5(a)).

“Indenture” shall mean the Indenture, to be dated as of August 13, 2026, by and among the Issuer, the Company, as guarantor, and Citibank, N.A., as Trustee, as supplemented by one or more supplemental indentures, to be dated as of August 13, 2026, as further amended, modified or supplemented from time to time, pursuant to which the Securities are issued.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer” shall have the meaning set forth in the preamble, including its successors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or any of its Affiliates (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Participating Broker-Dealer” shall have the meaning set forth in Section 5(a).

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities have been sold to the public pursuant to Rule 144 under the Securities Act or (iii) when such Securities shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the Initial Purchasers in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Issuer, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuer that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.          Registration Under the Securities Act.

(a)  To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC (the “Staff”), the Issuer shall use its commercially reasonable efforts to cause to be filed and cause to become effective an Exchange Offer Registration Statement covering the offer by the Issuer to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer.  The Issuer shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC, and use its commercially reasonable efforts to have the Exchange Offer consummated on or prior to the date that is 455 days following the issuance of the Securities (the “Exchange Offer Closing Deadline”).  The Issuer shall commence the Exchange Offer by mailing or electronically transmitting (through the facilities of The Depositary Trust Company) the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, including statements to the effect that:

(i)         the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not validly withdrawn will be accepted for exchange;

(ii)        the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the “Exchange Dates”);

(iii)       any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights pursuant to Section 2(a) of this Agreement;

(iv)       Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (a) surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date and (b) represent to the Issuer, at the time of consummation of the Exchange Offer, that (A) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (B) such Holder has no, and will not have, any arrangement or understanding with any Person to participate in the distribution of the Securities within the meaning of the Securities Act, (C) if the Holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Securities for its own account in exchange for Securities, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Securities and (D) such Holder is not an Affiliate of the Issuer.  If the Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities, it will represent and warrant that the Securities to be exchanged for the Exchange Securities were acquired by it as a result of its market-making activities or other trading activities, and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.  It is understood that, by acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, the Holder is not admitting that it is an “underwriter” within the meaning of the Securities Act; and

(v)        Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged.

As soon as practicable after the last Exchange Date, the Issuer shall:

(i)         accept for exchange Registrable Securities or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii)        deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, an Exchange Security equal in principal amount to the principal amount of the Securities validly tendered by such Holder.

The Issuer shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff.

(b)        In the event that (i) the Issuer determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or that the Exchange Offer may not be consummated by the Exchange Offer Closing Deadline because it would violate applicable law or the applicable interpretations of the Staff, (ii) the Exchange Offer is not consummated by the Exchange Offer Closing Deadline or (iii) with respect to any Holder of Registrable Securities (A) such Holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a broker-dealer and holds Securities acquired directly from the Issuer or one of its Affiliates, then, upon such Holder’s written request, the Issuer shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice is given to the Issuer, as the case may be (the “Shelf Filing Obligation”), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC.  In the event the Issuer is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Issuer shall use its commercially reasonable efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders after completion of the Exchange Offer.  The Issuer agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for a period of one year or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are no longer outstanding.  The Issuer further agrees to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Issuer agrees to furnish to each Holder of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC, to the extent requested by any such Holder.

(c)         The Issuer shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b).  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)        An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been declared effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.  In the event that (a) the Issuer does not consummate the Exchange Offer on or prior to the Exchange Offer Closing Deadline or (b) a Shelf Registration Statement is not declared effective on or prior to 90 days after the Shelf Filing Obligation arises (which shall in no event be earlier than the Exchange Offer Closing Deadline) (each such event referred to in clause (a) and (b) a “Registration Default”), the interest rate on the Registrable Securities will be increased by 0.25% per annum during the first 90 -day period immediately following the occurrence of any Registration Default, and such increased rate will further increase by 0.25% per annum beginning on the 91st day following the occurrence of such Registration Default, but in no event shall such increases (such amounts “Additional Interest”) exceed in the aggregate 0.50% per annum regardless of the number of Registration Defaults that have occurred and are continuing.  Following the cure of all Registration Defaults, the interest rate on the Registrable Securities will be reduced to the original interest rate; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate on the Registrable Securities shall again be increased pursuant to the foregoing provisions.  If the Issuer requests Holders of Registrable Securities to provide the information as described in Section 4(a), the Registrable Securities held by Holders who do not deliver such information to the Issuer when so requested will not be entitled to Additional Interest.  Additional Interest shall be payable on the regular interest payment dates for the Registrable Securities.  Additional Interest shall constitute liquidated damages and shall be the exclusive remedy, monetary or otherwise, available to any Holder of Securities with respect to any Registration Default.

3.          Registration Procedures.

In connection with the obligations of the Issuer with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Issuer shall:

(a)          prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuer and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)        prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described under Section 4(a)(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c)        to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuer with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(d)        in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Issuer consents to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(e)         use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Issuer shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(f)         in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuer of any notice of objection by the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Issuer receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus, in the case of the Prospectus, in light of the circumstances under which they were made, untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading and (vi) of any determination by the Issuer that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(g)        make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement immediately and provide prompt notice to each Holder of the withdrawal of any such order;

(h)        in the case of a Shelf Registration, furnish to each Holder of Registrable Securities who so requests, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)         in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

(j)         in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(f)(v) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Issuer agrees to notify the Holders to suspend use of the Prospectus or any Free Writing Prospectus as promptly as reasonably practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Issuer has amended or supplemented the Prospectus to correct such misstatement or omission;

(k)        a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Free Writing Prospectus or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the selling Holders and their counsel) and make such of the representatives of the Issuer as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the selling Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the selling Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and its counsel (and, in the case of a Shelf Registration Statement, the selling Holders and their counsel)) which counsel to the Issuer shall advise the Issuer in writing is required in order to comply with applicable law;

(l)         obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(m)       cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n)        in the case of a Shelf Registration, make available for inspection by a representative of the selling Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the selling Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Issuer, and cause the respective officers, directors and employees of the Issuer to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

(o)        in the case of a Shelf Registration, use its commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Issuer are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(p)        use its commercially reasonable efforts to cause the Exchange Securities to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Section 3(a)(62) of the Exchange Act), if the Registrable Securities have been rated;

(q)         if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer has received notification of the matters to be incorporated into such filing; and

(r)         in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the selling Holders and any Underwriters of such Registrable Securities with respect to the business of the Issuer and its subsidiaries, the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuer (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the selling Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Issuer (and, if necessary, any other certified public accountant of any subsidiary of the Issuer, or of any business acquired by the Issuer for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuer made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

4.          Information Request.

(a)         In the case of a Shelf Registration Statement, the Issuer may require each Holder of Registrable Securities to furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuer may from time to time reasonably request in writing.  The Issuer will not have any obligation to include in the Shelf Registration Statement any Holder that does not deliver such information to the Issuer.

(b)         In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3(f)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice.  If the Issuer shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Issuer shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.  The Issuer may give any such notice only twice during any 365-day period and any such suspensions may not exceed 60 days for each suspension, and there may not be more than two suspensions in effect during any 365-day period.

(c)         The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment bank or investment banks and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

5.          Participation of Broker-Dealers in Exchange Offer.

(a)         The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Issuer understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)        In light of the above, notwithstanding the other provisions of this Agreement, the Issuer agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 5(a) above; provided that:

(i)         the Issuer shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(j), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to Section 4(b)) and Participating Broker-Dealers shall not be authorized by the Issuer to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 5; and

(ii)        the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Issuer by the Initial Purchasers or with the reasonable request in writing to the Issuer by one or more broker-dealers who certify to the Initial Purchasers and the Issuer in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Issuer shall be obligated (x) to deal only with the Representatives as representatives of the Participating Broker-Dealers, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c)         The Initial Purchasers shall have no liability to the Issuer or any Holder with respect to any request that it may make pursuant to Section 5(b) above.

6.          Indemnification and Contribution.

(a)        The Issuer agrees to indemnify and hold harmless (i) the Initial Purchasers, each Holder, (ii) each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder (any such Persons being hereinafter referred to as a “controlling person”) and (iii) the Affiliates and agents of any Initial Purchaser, Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by an Indemnified Holder in connection with defending or investigating any such action or claim) incurred, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or incurred, arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or incurred, arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or incurred, arising out of or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are incurred, arising out of or caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Issuer in writing through the Representatives or any selling Holder expressly for use therein.  In connection with any Underwritten Offering permitted by Section 3, the Issuer will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

(b)        Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Issuer, any Initial Purchasers and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Issuer in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c)         In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers, all controlling persons of any Initial Purchaser and all Affiliates of any Initial Purchaser (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuer, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders, all controlling persons of any Holders and all Affiliates of any Holder and that all such fees and expenses shall be reimbursed as they are incurred.  In such case involving the Initial Purchasers, controlling persons of any Initial Purchaser and all Affiliates of any Initial Purchaser, such firm shall be designated in writing by the Representatives.  In such case involving the Holders and such controlling persons of Holders and Affiliates of any Holder, such firm shall be designated in writing by the Majority Holders.  In all other cases, such firm shall be designated by the Issuer.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Issuer and the Indemnified Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Indemnified Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Holders’ respective obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e)         The Issuer and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no Holder (and its related Indemnified Holders) shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ respective obligations to contribute pursuant to this Section 6(e) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Holder, or by or on behalf of the Issuer, its officers or directors or any Person controlling the Issuer, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

7.          Miscellaneous.

(a)         No Inconsistent Agreements.  The Issuer has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s other issued and outstanding securities under any such agreements.

(b)        Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of the Majority Holders of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent.

(c)         Notices.  All notices and other communications provided for or permitted hereunder shall be made through electronic mail or in writing by hand delivery, first-class mail, facsimile transmission, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Issuer, initially at the Issuer’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c).

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day if emailed or timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)        Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the  Issuer with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)         Third Party Beneficiary.  Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f)         Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)        Headings.  The Section headings in this Agreement are for convenience only and shall not affect the construction hereof.

(h)        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)         Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY

By:	/s/ Louise Howard
	Name:	Louise Howard
	Title:	Attorney

ICON PUBLIC LIMITED COMPANY

By:	/s/ Emer Lyons
	Name:	Emer Lyons
	Title:	Attorney

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of
the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Jon Klein
Name: Jon Klein
Title: Managing Director

For itself and as a Representative of the
other Initial Purchasers named in
Schedule A hereto.

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of
the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

For itself and as a Representative of the
other Initial Purchasers named in
Schedule A hereto.

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of
the date first above written:

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

For itself and as a Representative of the
other Initial Purchasers named in
Schedule A hereto.

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of
the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

For itself and as a Representative of the
other Initial Purchasers named in
Schedule A hereto.

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Edward Hodgson
Name: Edward Hodgson
Title: Managing Director

For itself and as a Representative of the
other Initial Purchasers named in
Schedule A hereto.

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Name of Initial Purchasers

BofA Securities, Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC